10.25

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made as of January 11, 2019 (the “Effective Date”), by and between UNIVERSITY RESEARCH PARK, INCORPORATED, a Wisconsin non-stock corporation (hereinafter referred to as “Landlord”) and ARROWHEAD MADISON INC., a Delaware corporation (hereinafter referred to as “Tenant”).

RECITALS

A.

On January 8, 2016, Landlord and Tenant entered into that certain Lease Agreement (the “original lease”) for certain space located in 502 and 504 South Rosa Road, Madison, Wisconsin, as amended by that certain Second Amendment to Lease Agreement dated January 10, 2019, which expanded Tenant's leasehold interest to include an additional 13,197 rentable square feet (the “Expansion Leased Premises”) located in 502 South Rosa Road, Madison, Wisconsin (the “Second Amendment”; collectively, the original lease and Second Amendment shall be referred to herein as the “Lease”).

B.

The Second Amendment contains a provision in second paragraph of the preamble conditioning the effectiveness of that amendment on the effective termination of the lease agreement between Landlord and the Vacating Tenant (as defined in the Second Amendment) and the effective surrender of the Expansion Leased Premises by the Vacating Tenant prior to December 31, 2018.

C.	Landlord and Tenant desire and agree to amend the Lease to delete the second paragraph of the Second Amendment's preamble and to cause that amendment to be considered in full force and effect.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease are hereby agreed to, effective as of the Effective Date.

1.	The second paragraph of the preamble to the Second Amendment is hereby deleted in its entirety and is of no further force or effect.
2.

Landlord and Tenant hereby agree that the Expansion Lease Commencement Date (as defined in the Second Amendment) is February 1, 2019. Prior to the Expansion Lease Commencement Date, but after the Vacating Tenant duly surrenders the Expansion Leased Premises, Tenant shall be permitted to access and occupy the Expansion Leased Premises for the purposes of commencing the Tenant Improvements (as defined in the Second Amendment), subject to all terms and conditions of the Lease as amended.

3.

All other terms and conditions of the Lease shall remain unchanged, and are hereby ratified and confirmed. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the Lease.

[Signatures on following page.]

The parties hereby cause this Third Amendment to be effective as of the Effective Date.

LANDLORD:	TENANT:
ARROWHEAD MADISON INC.

By:
Name:
Title:

The parties hereby cause this Third Amendment to be effective as of the Effective Date.

LANDLORD:	TENANT:
UNIVERSITY RESEARCH,	ARROWHEAD MADISON INC.
INCORPORATED

By:
Aaron Olver
Assistant Secretary/Treasurer